INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Real Estate Fund, which is included in Post-Effective Amendment No. 47 to the Registration Statement No. 811-3010 on Form N-1A of Fidelity Advisor Series VII.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
June 6, 2002